PRESS RELEASE

FOR IMMEDIATE RELEASE                          CONTACT: Elliott H. Vernon, Esq.
                                                        Chairman of the Board &
                                                        Chief Executive Officer
                                                        (732)224-9292

                 HEALTHCARE IMAGING SERVICES, INC. ANNOUNCES THE
                   SIGNING OF DEFINITIVE AGREEMENTS TO ACQUIRE
                FIVE (5) NEW JERSEY DIAGNOSTIC IMAGING FACILITIES

        Middletown,   New  Jersey  -  September  17,1998  -  HealthCare  Imaging
Services, Inc. (NASDAQ: HISS) today announced that it had entered into agreements to acquire all of the assets and business of Echelon MRI, Mainland Imaging Center, North Jersey Imaging Management Associates, Bloomfield Imaging Associates, and Irving N. Beran, M.D, P.A. These related companies own and operate (5) multi-modality diagnostic imaging centers located in Voorhees (2 centers), Bloomfield, Northfield and Williamstown, New Jersey. The aggregate purchase price is approximately $21 million, subject to post closing adjustments, payable in a combination of cash and convertible, redeemable preferred stock.

        Although there can be no assurances that the transaction will be completed, the Company expects, subject to the satisfaction of all conditions, to consummate this transaction in October. The Company will seek shareholder approval for the issuance of the convertible, redeemable preferred stock.

        Elliott H. Vernon, President and Chief Executive Officer of the Company, stated that "the acquisition of these five (5) diagnostic imaging centers, strategically located in the State of New Jersey, provides the Company with the critical mass necessary to implement its business plan in the area of diagnostic imaging and expand its strategic direction into the area of physician

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practice  management in the New Jersey, New York and Philadelphia  regions." The
Company expects these acquisitions to generate, on an annualized basis, $11 million in revenues and $2.5 million in pre-tax profits after taking into account anticipated financing costs, based upon the financial results of the acquired entities for the six months ended June 30, 1998.

        HealthCare Imaging Services, Inc. is a healthcare management and services company, currently specializing in magnetic resonance imaging, that provides state-of-the-art healthcare equipment, facilities and services to physicians, hospitals and other healthcare providers. The Company currently operates six diagnostic imaging centers located in Brooklyn and New York City, New York; Edgewater, Ocean Township and Wayne, New Jersey and Philadelphia, Pennsylvania. As previously announced, the Company is expanding its strategic direction into the area of physician practice management and is currently in various stages of discussions and negotiations with several multi-specialty physician practices and other healthcare providers.

        This communication may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk that the Company may not be able to implement its growth strategy in the intended manner, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as increased regulatory compliance and cost reduction initiatives, changes in payor reimbursement levels and technological changes. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.


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